As filed with the Securities and Exchange Commission on August 21, 1997
                                             Registration No. 333-____________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                   HALLWOOD CONSOLIDATED RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)
              Delaware 84-1176750
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)                Identification No.)

   4582 S. Ulster Street Parkway, Suite 1700
               Denver, Colorado                              80237
   (Address of principal executive offices)               (Zip Code)
                             -----------------------

                             1997 STOCK OPTION PLAN

                            (Full title of the plan)
                             -----------------------

                               Cathleen M. Osborn
                                 General Counsel
                   Hallwood Consolidated Resources Corporation
                    4582 S. Ulster Street Parkway, Suite 1700
                             Denver, Colorado 80237
                                 (303) 850-7373
                       (Name, address and telephone number
                    including area code of agent for service)
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

                                       Proposed       Proposed
  Title of                             maximum        maximum
 securities              Amount        offering      aggregate      Amount of
   to be                 to be          price         offering    registration
 registered          registered(1)    per Share        price           fee
------------         -------------   -----------      ---------   -------------

Shares of Common
Stock, $.01 par
value ("Shares")        159,000          $20.33       $3,232,470       $980
                       --------         --------      ----------       -----

    (1) Pursuant to Rule 416, this Registration Statement is deemed to include additional Shares issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.




                Page one of 9 sequentially numbered pages. Index
                     to exhibits is located on page 6 of the
                       sequentially numbered page system.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

    The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

     (1) the registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

     (2) the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (3) the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

     (4) the description of the Shares set forth in the Registration Statement on Form 8-A, filed March 16, 1992, including any amendment or report filed for the purpose of updating such description.

    All documents filed by the registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.

Item 4.      Description of Securities.

    Not applicable.

Item 5.      Interests of Named Experts and Counsel.

    Not applicable.


Item 6.  Indemnification of Directors and Officers.

    The registrant's Certificate of Incorporation provides that a director will not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under section 174 of the Delaware General Corporation Law ("DGCL"), or (iv) for any transaction from which the director derived an improper personal benefit.

    The Certificate of Incorporation also provides that the registrant shall, to the fullest extent permitted by the DGCL, indemnify directors and officers against all costs, charges, expenses, liabilities and losses (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and that such indemnification shall continue as to a person who ceased to be a director and shall inure to the benefit of his or her heirs, executors and administrators.

    The registrant may, by action of its Board of Directors, provide indemnification to officers, employees and agents of the registrant with the same scope and effect as the foregoing indemnification of directors and officers. In addition, the registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the registrant or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 7.      Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

         (a)   Exhibits.

               The following documents are filed as a part of this registration statement.

        Exhibit     Description of Exhibit
        -------     ----------------------

          5.1.      Opinion of Jenkens & Gilchrist, a Professional Corporation

         23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1)

         23.2       Consent of Deloitte & Touche LLP

         24.1 Power of Attorney (see signature page of this registration statement)

Item 9.  Undertakings.

    A.       The undersigned registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 21, 1997.

                                                HALLWOOD CONSOLIDATED
                                                RESOURCES CORPORATION


                                                By: /s/ William L. Guzzetti
                                                        William L. Guzzetti
                                                        President


                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints William L. Guzzetti, Cathleen M. Osborn and Robert S. Pfeiffer, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                      Capacity                      Date
---------                      --------                      ----


/s/ William L. Guzzetti        President and Director        August 21, 1997
-------------------------
William L. Guzzetti


/s/ Anthony J. Gumbiner        Director                      August 21, 1997
-------------------------
Anthony J. Gumbiner


/s/ Brian M. Troup             Director                      August 21, 1997
-------------------------
Brian M. Troup


/s/ John R. Issac, Jr.         Director                      August 21, 1997
-------------------------
John R. Issac, Jr.


/s/ Jerry A. Lubliner          Director                      August 21, 1997
-------------------------
Jerry A. Lubliner


/s/ Bill M. Van Meter          Director                      August 21, 1997
-------------------------
Bill M. Van Meter


/s/ Hamilton P. Schrauff       Director                      August 21, 1997
-------------------------
Hamilton P. Schrauff


/s/ Robert S. Pfeiffer         Vice President and            August 21, 1997
-------------------------      Principal Accounting Officer
Robert S. Pfeiffer

                                INDEX TO EXHIBITS

Exhibit      Description of Exhibit                                        Page
-------      ----------------------                                        ----

  5.1        Opinion of Jenkens & Gilchrist, a Professional Corporation      7

 23.1        Consent of Jenkens & Gilchrist, a Professional Corporation      7
             (included in their opinion filed as Exhibit 5.1)

 23.2        Consent of Deloitte & Touche LLP                                9

 24.1        Power of Attorney (see signature page of this                   4
             registration statement)